UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

Graphite Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40532	84-4867570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 HASKINS WAY SUITE 210
SOUTH SAN FRANCISCO, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 484-0886

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GRPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2023, the Board of Directors (the “Board”) of Graphite Bio, Inc. (the “Company”) increased the size of the Board from ten to eleven members and appointed Kimberlee C. Drapkin as a director of the Company, effective immediately, to serve until the Company’s 2024 annual meeting of stockholders or until her successor is duly elected and qualified, or until her earlier death, resignation or removal. The Board has determined that Ms. Drapkin is independent in accordance with the applicable rules of the Nasdaq Stock Market LLC.

Kim Drapkin has over 25 years of experience working with private and publicly traded biotechnology and pharmaceutical companies, including building and leading finance functions, raising capital, and leading strategic financial planning. Most recently, Ms. Drapkin was the CFO at Jounce Therapeutics, Inc., a position she held since the company’s inception, playing a key role in building Jounce’s financial infrastructure. Prior to joining Jounce, Ms. Drapkin owned a financial consulting firm where she served as the interim CFO for numerous early-stage biotechnology companies. Previously, she was the CFO at EPIX Pharmaceuticals, Inc. and also spent ten years in roles of increasing responsibility within the finance organization at Millennium Pharmaceuticals, Inc. Her career began in the technology and life sciences practice at PriceWaterhouseCoopers LLP. Ms. Drapkin served as a member of Yumanity Therapeutics, Inc.’s board of directors since the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. and previously served on the board of directors of Proteostasis. She currently serves on the board of directors of Acumen Pharmaceuticals, Inc. (Nasdaq: ABOS), Imugene Limited (ASX: IMU) and Kineta, Inc. (Nasdaq: KA), where she is a member of audit committee at all three companies. Ms. Drapkin holds a B.S. in accounting from Babson College.

Ms. Drapkin will receive cash and equity compensation in accordance with the Company’s Director Compensation Policy for non-employee directors as described under the heading “Non-Employee Director Compensation Policy” in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2023, with the cash compensation to be prorated based on Ms. Drapkin’s initial appointment date. Ms. Drapkin will enter into an indemnification agreement with the Company substantially in the form filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2021.

There are no arrangements or understandings between Ms. Drapkin and any other person pursuant to which she was appointed as a director of the Company, and there is no family relationship between Ms. Drapkin and any of the Company’s other directors or executive officers. In addition, Ms. Drapkin does not have an interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1934, as amended (the “Exchange Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graphite Bio, Inc.

Date:	August 2, 2023	By:	/s/ Josh Lehrer
Josh Lehrer Chief Executive Officer